Exhibit 99.1

National Rural Utilities Cooperative Finance Corporation
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

     Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Executive Officer of National Rural Utilities Cooperative Finance Corporation (“CFC”).

2.	To the best of my knowledge:

(A)	CFC’s February 28, 2003 Form 10-Q filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(B)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of CFC.

Dated: April 14, 2003

By:	/s/ SHELDON C. PETERSEN Sheldon C. Petersen Chief Executive Officer